                                                                   Exhibit 10.10

                        RESTRICTIVE COVENANTS AGREEMENT
                         AND AGREEMENT NOT TO COMPETE

     This AGREEMENT (the "Agreement") is made this 19/th/ day of October, 2001, and is effective as of the date indicated on the signature page hereof, by and between Discount Rx, Inc., ("Employer") and Gregory Michael Johns, ("Employee"), the employee of Employer identified on the signature page hereof, and the entity formerly known as Penner & Welsch, Inc., by and through its President, Gregory Michael Johns ("P&W").

                                   RECITALS

     Employer is engaged in the business of wholesale distribution of pharmaceuticals including sales and distribution in the territory described elsewhere in this Agreement. Employee is employed by Employer, pursuant to an Employment Agreement executed by Employer and Employee contemporaneously herewith.

     Employer has entered into that certain Agreement for Purchase and Sale of Assets of Penner & Welsch, Inc., and had closed the transactions contemplated therein contemporaneously herewith. As such, Employer has acquired the Operating Assets of P&W, including, but not limited to the name "Penner & Welsch, Inc.," business records, the goodwill associated with P&W's business, and all proprietary information or property relating to P&W's business or business prospects.

     Employer has developed, and continues to develop, certain proprietary information regarding its business operations and customers (the "Proprietary Company Information") that is very valuable to Employer and the continued confidentiality of which is essential to Employer's continued success. In the course of his employment, Employee will or has gained knowledge of the Employer's Proprietary Company Information including but not limited to the business, affairs, clients and methods of Employer. In the course of his employment, Employee will have or has access to lists of Employer's clients, and their needs and will or has become personally known to and acquainted with clients serviced by Employer, establishing a personal relationship with such clients for the benefit of Employer. In the course of his employment, Employee will have or has access to lists of Employer's employees and employee candidates recruited, hired and placed through Employer and will or has become personally known to and acquainted with such employees thereby establishing a personal relationship with such employees for the benefit of Employer. Employee will be or has been trained at the expense of Employer in the sale of Employer's services through the use of techniques, systems, forms and methods used and devised by Employer.

     Employee and P&W acknowledge that Employer would suffer irreparable harm if Employee were to use such knowledge, relationships and information (including Proprietary Company Information) for any purpose other than the benefit of Employer.

     Employer and Employee acknowledge that Employee has executed contemporaneously herewith an Employment Agreement and that Employee has been granted certain rights to an Option, as defined therein, as well as 25,000 shares of Common Stock of DrugMax, Inc. ("Common Stock"), all of which is more completely set forth therein. Employee acknowledges that the covenants, agreements, and obligations he makes herein are made in partial consideration of the grant by Discount Rx, Inc. of the Option and the Common Stock.

                 EMPLOYER, EMPLOYEE, AND P&W AGREE AS FOLLOWS:

1. Proprietary Company Information. Employee and P&W acknowledge and agree that Proprietary Company Information means the information described above and any and all data and information relating to the business of Employer
     (i) of which the Employee becomes aware as a consequence of his employment by Employer, (ii) which has actual or potential economic value to Employer from not being generally known to other persons who could obtain economic value from its disclosure or use, and (iii) which is the subject of reasonable efforts by Employer to maintain its secrecy or confidentiality. Proprietary information may include, but is not limited to, client lists, sales and marketing information, identity and location of Employer's clients and suppliers, fee schedules, pricing information, client account records, training and operations material and memoranda, personnel records, employee lists, code books, pricing information, details of client or supplier contracts, operational methods, product or service development techniques or plans, new personnel acquisition plans, financial information concerning or relating to the business, accounts, clients, employees and affairs of Employer, and all physical embodiments of the foregoing, if such information is given to, developed by or acquired by Employee during Employee's employment with Employer. Employee acknowledges that the relationships Employee establishes with Employer's clients are a result of the employment relationship and any beneficial interest derived from such relationship is proprietary to Employer.

     Employee and P&W acknowledge and agree that all Proprietary Company Information, and all physical embodiments thereof, are confidential to, and shall be and remain the sole and exclusive property of, Employer. Upon request by Employer, and in any event upon termination of his employment with Employer for any reason, as a prior condition to receiving any final wage or salary check, Employee shall promptly deliver to Employer all property belonging to Employer including, without limitation, all Proprietary Company Information (and embodiments thereof) then in Employee's custody, control or possession.

2. Restrictions on Disclosure of Proprietary Company Information. In consideration of Employee's employment and/or continued employment, Employee covenants and agrees that Employee shall not at any time, whether or not employed by the Employer (i) divulge to any person (other than Employer) any Proprietary Company Information but shall keep secret and retain in strictest confidence any and all such Proprietary Company Information, (ii) use any such Proprietary Company Information for his own benefit or for the benefit of any other person (other than Employer) or
     (iii) permit any person (other than Employer) to examine any documents or records which contain or are derived from or in any way disclose any such information or data; provided, however, that Employee shall be free to disclose any such information or data to the extent, but only to the extent, such information or data has intentionally and explicitly been made public by Employer or is or becomes otherwise generally available to the public other than as a result of an unauthorized disclosure by anyone, or Employee is required by applicable law or the order of any court to disclose such information or data. Further P&W covenants and agrees that P&W shall not at any time (i) divulge to any person (other than Employer) any Proprietary Company Information but shall keep secret and retain in strictest confidence any and all such Proprietary Company Information, (ii) use any such Proprietary Company Information for its own benefit or for the benefit of any other person (other than Employer) or (iii) permit any person (other than Employer) to examine any documents or records which contain or are derived from or in any way disclose any such information or data; provided, however, that P&W shall be free to disclose any such information or data to the extent, but only to the extent, such information or data has intentionally and explicitly been made public by Employer or is or becomes otherwise generally available to the public other than as a result of an unauthorized disclosure by anyone, or Employee is required by applicable law or the order of any court to disclose such information or data.

3. Territory. Employer, Employee, and P&W agree that the Territory subject to the covenants of this Agreement shall extend to each and every parish or county specified on the attached Schedule A because Employer, Employee and P&W agree and acknowledge that Employer currently conducts its business of wholesale distribution of pharmaceuticals in each and every parish or county listed on Schedule A.

     Employer and Employee agree that upon termination of the employment relationship, Schedule A shall be considered and treated as expanded to include any additional counties or parishes where Employee may after execution of this Agreement provide or have provided services for Employer, even if Employer and Employee do not actually update Schedule A to reflect such expansion.

4.   Non-Solicitation of Employer's Clients.   In consideration of Employee's
     employment and/or continued employment, and Employer's providing Employee with Proprietary Company Information and training, Employee covenants and agrees that for a period of one (1) year following termination of employment for any reason, Employee will not solicit, contact, or communicate with, directly or by assisting others, for his own competing business or the competing business of another, for the wholesale distribution of pharmaceuticals to clients of Employer's business. The restrictions in this Paragraph are valid only in the Territory specifically described in Paragraph 3.

5.   Non-Recruitment of Employer's Employees.   In consideration of Employee's
     employment and/or continued employment and training, and Employer's providing Employee with Proprietary Company Information, Employee covenants and agrees that for a period of one (1) year following termination of employment for any reason, Employee will not recruit or hire, or attempt to recruit or hire, directly or by assisting others, any other employee of Employer who works or worked within such Territory specifically described in Paragraph 3 prior to Employee's termination from employment.

6. Non-Compete Covenant. Employee covenants and agrees that for a period of one (1) year following Employee's termination, for any reason, from Employer, Employee shall not carry on or engage in the business of wholesale distribution of pharmaceuticals to its clients, either as a partner, principal, stockholder, or otherwise, in the area or Territory described in Paragraph 3. Employee further agrees that for a period of one
     (1) year following termination for any reason from Employer, Employee will refrain from employment involving work, duties, or responsibilities that would violate the covenants set out in Paragraphs 2, 4, and 5. Further, P&W covenants and agrees that for a period of one (1) year from the Effective Date of this Agreement, it shall not carry on or engage in the business of wholesale distribution of pharmaceuticals to Employer's clients, in the area or Territory described in Paragraph 3.

7. Covenant Not to Accept Employment with Customers or Suppliers. In further consideration of Employee's continued employment and in recognition of the substantial cost of training Employee, Employee will refrain from seeking or accepting employment with any current or former customer or supplier of the Employer without written consent by the Employer so long Employee is employed by the Employer and for a period of six months following termination of employment from the Employer.

8. Remedies. Employer, Employee, and P&W agree that because the rights of Employer hereunder are unique, any failure of Employee or P&W to perform and comply with Employee's or P&W's respective obligations under this Agreement may cause irreparable harm and injury to Employer for which any remedies at law may be inadequate. Accordingly, Employee, Employer and P&W agree that Employee's or P&W's actual, threatened or attempted breach of Employee's or P&W's respective obligations or covenants set forth in this Agreement, shall entitle Employer to recover damages for any loss sustained and the profit of which Employer has been deprived. Additionally, upon such breach, Employer is entitled, without bond, to temporary and permanent injunctions enjoining and restraining such breach, without Employer being required to show actual damages or irreparable injury.

9. Severability. Employer, Employee, and P&W desire that this Agreement be enforced to the fullest extent permissible under the laws and public policies of each state to which this Agreement is applicable. Accordingly, if any provision of this Agreement or the application thereof to any person or circumstance is invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

10. Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Further, Employer will not be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgence granted by it from time to time or for any other reason: (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement or (ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement unless such waiver, modification, amendment, change, termination, rescission, or supercession is express, in writing and signed by Employer's authorized officer. A waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion. No notice to or demand on Employee will entitle Employee to any other or future notice or demand in similar or other circumstances.

11. Trade Secrets. This Agreement does not limit rights which Employer has or may have under any applicable law with respect to information which constitutes a trade secret.

12. Entire Agreement. This Agreement constitutes the entire understanding between Employer and Employee with respect to the matters provided for herein, and supersedes all prior discussions, negotiations, commitments, writings and undertakings related hereto.

13. Amendment. The parties may amend, modify, supplement or terminate this Agreement in any manner as may be agreed upon in writing by the parties.

14. Counterparts. This Agreement may be executed by the parties in one (1) or more counterparts, each of which shall be deemed an original and shall constitute one and the same instrument.

15. Choice of Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws and not the choice of law rules of the State of Louisiana.

16. Waiver of Jury Trial. Employer, Employee, and P&W, hereby knowingly, voluntarily, and irrevocably waive their right to a trial by jury and agree that in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby such dispute shall be decided solely by a judge (without the use of a jury) sitting in a court of competent jurisdiction. This jury trial waiver provision shall survive termination of this Agreement.

17. Attorney Fees. If Employer brings a claim or action alleging a breach of this Agreement, Employer shall be entitled to recover its reasonable attorney fees in addition to any other damages or costs which are recoverable.

18. Notices. Any notice or other communication required or permitted to be given or made by any party to another in connection with this Agreement shall be given in writing and served by depositing same in the United States mail, postage prepaid and registered or certified with return receipt requested, as follows: if to the Company, then to the following address: Discount Rx, Inc., 12505 Starkey Road, Suite A, Largo, Florida 33773; if to the Employee, then to his or her address on record with the Company.

19. Survival. The obligations of the parties shall survive termination of this Agreement to the full extent necessary to protect the interests of the party in whose favor they run.

20. Headings. The headings used in this Agreement are used merely for the convenience of the parties, and in no way are meant to limit the meaning or intent of the language contained therein.

21. Assignment. The rights and obligations set forth in this Agreement shall bind and inure to the benefit of any and all parents, subsidiaries, divisions, affiliates of Employer, and/or to any successors or Employer, and/or to any assignee of all or substantially all of Employer's business or properties with respect to which Employee shall be employed. Employer may assign this Agreement, in whole or in part, to any other party. Employee may not assign this Agreement.

22. Acknowledgment. Employee hereby acknowledges that he has read, understands and expressly agrees to the terms of this Agreement, including without limitation the provisions governing the length of the agreements not to solicit or recruit or compete in violation of this Agreement, the waiver of the right to a trial by jury, and the choice of forum and governing law. Further, P&W, by and through its President, Gregory M. Johns, acknowledges that it has read, understands and expressly agrees to the terms of this Agreement, including without limitation the provisions governing the length of the agreements not to solicit or recruit or compete in violation of this Agreement, the waiver of the right to a trial by jury, and the choice of forum and governing law.

  IN WITNESS WHEREOF, the parties have executed this Agreement on the 19th day of October, 2001.



                                         Discount Rx, Inc., Employer


                                     By: /s/ Jugal K. Taneja
                                         ----------------------------
                                         Name:   Jugal K. Taneja
                                         Title:  Chief Financial Officer

                                         /s/ Gregory M. Johns
                                         ----------------------------
                                         Gregory M. Johns, Employee


                                         Penner & Welsch, Inc.


                                     By: /s/ Gregory M. Johns
                                         ----------------------------
                                         Name:   Gregory M. Johns
                                         Title:  President

                                  Schedule A

                        RESTRICTIVE COVENANTS TERRITORY

                              Louisiana Parishes


           Jefferson             St. Charles                 Orleans